UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 04, 2023

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2023 we issued a press release announcing first quarter 2023 results. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Koppers Holdings Inc. (the “Company”) held its Annual Meeting of Shareholders on May 4, 2023 (the “Annual Meeting”). Four matters were considered and voted upon at the Annual Meeting: (1) the election of nine persons to serve on our Board of Directors; (2) an advisory resolution to approve named executive officer compensation; (3) an advisory resolution to approve the frequency of future advisory votes on named executive officer compensation; and (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023.

Election of Directors: Nominations of Leroy M. Ball, Xudong Feng, Ph.D., Traci L. Jensen, David L. Motley, Albert J. Neupaver, Andrew D. Sandifer, Louis L. Testoni, Stephen R. Tritch and Sonja M. Wilkerson to serve as directors for one-year terms expiring in 2024 were considered, and all nominees were elected. All nominees received a majority of votes cast. The final voting results are as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Leroy M. Ball	17,790,675	272,834	1,892	1,213,990
Xudong Feng, Ph.D.	17,536,299	525,589	3,513	1,213,990
Traci L. Jensen	17,912,767	143,729	8,905	1,213,990
David L. Motley	17,768,491	287,335	9,575	1,213,990
Albert J. Neupaver	17,594,054	468,358	2,989	1,213,990
Andrew D. Sandifer	17,967,381	88,640	9,380	1,213,990
Louis L. Testoni	17,682,067	380,242	3,092	1,213,990
Stephen R. Tritch	17,724,975	337,418	3,008	1,213,990
Sonja M. Wilkerson	17,759,787	296,746	8,868	1,213,990

Advisory Resolution to Approve Named Executive Officer Compensation: The advisory resolution approving the compensation of the named executive officers of the Company as disclosed in the Notice of Annual Meeting and Proxy Statement for the 2023 Annual Meeting was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
17,672,131	368,611	24,659	1,213,990

Advisory Resolution to Approve the Frequency of Future Advisory Votes on Named Executive Officer Compensation: On the advisory resolution to approve the frequency of future advisory votes on named executive officer compensation, the Company’s shareholders recommend that such votes be held annually as follows:

For 1 Year	For 2 Years	For 3 Years	Abstain	Broker Non-Votes
17,034,489	4,649	981,000	45,263	1,213,990

The Company’s shareholders cast the highest number of votes for an annual frequency, consistent with the recommendation of the Company’s Board of Directors. Accordingly, in light of the voting results and other factors, the Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next advisory vote concerning the frequency of future advisory votes on named executive officer compensation is held.

Ratification of Appointment of KPMG LLP: The Audit Committee of the Company’s Board of Directors appointed KPMG LLP as our independent registered public accounting firm for the year 2023. The final voting results to ratify the appointment of KPMG LLP are as follows:

For	Against	Abstain
19,055,764	168,522	55,105

There were no broker non-votes with respect to this matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2023

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer